Exhibit 5

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                APPLICATION FOR QUALIFIED GROUP ANNUITY CONTRACT

QGP 685

Exact Name:                                                   ..................
(herein called the Group Contractholder applies to Great-West Life & Annuity Insurance Company for a Qualified Group Annuity Contract (herein called the Group Annuity Contract) in the form of the copy attached to this Application. It is agreed that the Group Contractholder will accept the Group Annuity Contract when issued.

     Specify the effective date of the Group Annuity Contract: (which is not earlier than the first day of the year in which this Application has been made)

Specify the name of the Qualified Plan:                       ..................

                                                              ..................

This Group Annuity Contract is only available to Contractholders whose Qualified Plan is an eligible plan described in Sections 401(a) and 401(k) of the Internal Revenue Code of 1954, as amended.

The Insurance Company requires that a copy of the currently effective plan document accompany this application, for its information.

PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR MAY BE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

Group Contractholder's address:






Dated at this day of , 19 _____


Agent/Broker                                        Name of Group Contractholder

                                                    BY

                                                    Signature
                                                    Title

Application

APPLICATION FOR GROUP TAX DEFERRED ANNUITY CONTRACT

Exact Name:
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(herein  called the Group  Policyholder)  applies to  Great-West  Life & Annuity
Insurance Company for a Group Tax Deferred Annuity Contract (herein called the Group Annuity Contract) in the form of the copy attached to this Application. It is agreed that the Group Policyholder will accept the Group Annuity Contract when issued.

     Specify the effective date of the Group Annuity Contract: (which is not earlier than the first day of the year in which this Application has been made)

Is the Group Policyholder: a public school?          Yes.       No.
                              or
     an  organization  described in Section  501(c)(3) and exempt from tax under
     Section 501(a) of the Internal Revenue Code of 1954? Yes. No.

The Employee Retirement Income Security Act of 1974 ("ERISA") applies to any employee benefit plan. Certain parts of ERISA do not apply if -

     (1) such plan is a governmental plan (as defined in Section 3(32) of ERISA); or

     (2) such plan is a church plan (as defined in Section 3(33) of ERISA) with respect to which no election has been made under section 410(d) of the Internal Revenue Code of 1954; or (3) such plan meets all of the following requirements:

             (i)  employee participation is voluntary;

     (ii) all rights under the annuity contract are enforceable by the employee or the beneficiary;

            (iii) the  involvement  of the employer is limited to permitting the sponsor to publicize the program to employees, requesting and summarizing relevant information in a manner which will help employees compare various program, and collecting and remitting payments as required by its agreements with its employees;

            (iv) the employer receives no consideration other than reasonable reimbursement for services rendered in connection with the employer's obligations under its agreements with its employees; and

             (v) contributions are made through a salary reduction agreement or an agreement to forego a salary increase entered into by the employee with the employer.

Does this Plan meet any of the above requirements (1), (2) or (3)?   Yes.    No.

If "no," your Plan may be subject to ERISA and, if so, a written plan document, among other legal matters, would be required. The Insurance Company requires that a copy of the currently effective plan document accompany this application, for its information. You are urged to discuss the requirements of ERISA with your legal counsel.

Specify the name of the Employee Benefit Plan, if any:

PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR MAY BE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT.

  Group Policyholder's address

                              --------------------------------------------------

  ------------------------------------------------------------------------------

  Dated at                             this
  day of
             -------------------------      ------------------------------


----------------------------------              --------------------------------
  Agent/Broker                                   Name of Group Policyholder

                              --------------------------------------------------
                                                                       Signature

                              --------------------------------------------------
                                                                           Title

Application
Group Tax Deferred Annuity

APP 192